STANDARD SUBLEASE

                    American Industrial Real Estate Association



1. Parties. This Subleaae dated for reference purposes only. June 1, 1997 is made by and between General Textiles (herein called "Sublessor") and Fotoball USA, Inc. (herein called "Sublessee".

2. Premises. Sublessor hereby subleases to Subleases and Subleasee hereby subleases from Sublessor for the term at the rental and upon all the conditions set forth herein, that real properly situated in the County of San Diego State of California, commonly known as 4000 Ruffin Road and described as southwest protion, consisting of approximately 22,530 square feet.

Said real property including tne lands and all improvements thereon, is hereafter called the "Premises".

3.  Term.

   3.1 Term. The term of this Sublease shall be for 12 months commencing on July 14, 1997 and ending on July 13, 1998 unless sooner terminated pursuant to any provision hereof.

   3.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date. Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Subleasee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel the Sublease. In which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4. Rent. Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $9,913.20 in advance on the 1st of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $9,913.20 as rent for the first month.

Rent for any period during the term hereof which is for less then one month shall be a prorata portion or the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Subleesor may designate in writing.

5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $9,913.20 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision or this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's
failure to do so shall be a material breach of this Sublease.   Sublessor
shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option to the last assignee. If any of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises NO trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6.  Use.

   6.1 Use the Premises shall be used and occupied only for general storage and distribution of sports-themed consumer products and for no other purpose.

   6.2 Compliance with Law.
       (a) Sublessor warrants to Sublessee that the Premises in its existing state, but without regard to the use for which Sublessee will use the Premises does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor after written notice from Sublessee, to promptly at Sublessor's sole cost and expense rectify any such violation in the event that Sublessee does not give to Sublessor written notice or the violation of this warranty within 1 year from the commencement of the term of this Sublease. It shall be conclusively deemed that such violation did not exist and the correction or the same shall be the obligation or the Sublessee.


       (b) Except as provided in paragraph 6.2(a), Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee
of the Premises.   Sublessee shall not use or permit the use of the Premises
in any manner that will tend to create waste or a nuisance or if there shall be more than one tenant at the building containing the Premises, which shall tend to disturb such other tenants.

   6.3 Condition of premises. Except as provided in paragraph 6.2(a) Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws ordinances, and regulations governing and regulating the use of the Premises and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto Sublessee acknowleges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7.  Master Lease.

   7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter referred to as the "Master Lease", a copy of which is attached hereto marked Exhibit 1, dated June 14, 1993 wherein Ruffin Associates, now Ruffin San Diego Corporation c/o American Realty Advisors is the lessor, hereinafter referred to as the "Master Lessor".

   7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

   7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for thoses provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master
Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean Sublessee herein.

   7.4 During the term of this Sublease and for all periods subsquent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with the benefit of Sublessor and Master Lease, each and every obligation of Sublessor under the Master Lease except for the following paragraphs therefrom none.

   7.5 The obilgations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations tnat Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

   7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

   7.7 Sublessor agrees to maintain the Master Laase during tha entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, cliams or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

   7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

8.  Assignment of Sublease and Default.

   8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to terms of Paragraph 8.2 hereof.

   8.2 Master Lessor, by executing this document agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee all rent owing and to be owed under this Sublease Master Lessor shall not, by reason of this assignment or the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

   8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor and that Sublessess shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublesor to the contrary and Sublessor shall have no right or claim against Sublessse for any such rents so paid by Sublessee.

   8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.  Consent of Master Lessor.

   9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then this Sublease shall not be effective unless, within 10 days of the date hereof. Master Lessor signs this Sublease thereby giving its consent to this Subletting.

   9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then this Sublease nor the Master Lessor's consent, shall not be effective unless within 10 days of the date hereof said guarantors sign this Sublease thereby giving guarantors consent to this Sublease and the terms thereof.

   9.3 In the event that Master Lessor does give such consent then:
       (a) Such consent will not release Sublessor of its obligations or alter the primaly liability of Sublesssor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.
       (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease
       (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.
       (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.
       (e) Master Lessor may consent to subsequent subletting and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifing Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.
       (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor at its option and without being obligated to do so may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

   9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

   9.5 Master Lessor acknowledges that to the best of Master Lessor's knowledge no default presently exists under the Master Lease of obligations to be performad by Sublessor and that the Master Lease is in full force and effect.

   9.6 In tne event that Sublessor defaults under its obligations to be
performed under the Master Lease by Sublessor.   Master Lessor agrees to
deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublesse. If such default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. Brokers Fee.

   10.1 Upon execution hereof by all parties, Sublessor shall pay to CB_ Commercial a licensed real estate broker. (herein called "Broker") a fee as set forth in a separate agreement between Sublessor and Broker or in tne event there is no separate agreement between Sublessor and Broker, the sum of $ per agreement for brokerage services rendered by Broker to Sublessor in this transaction.

   10.2 Sublessor agrees that if Sublessee exercises any option or right of first refusal granted by Sublessor herein or any option or right substantially similar thereto, either to extend the term of this Sublease to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest or if Broker is the procuring cause of any lease, sublease, or sale pertaining to the Premises or any adjacent property which Sublessor may own or in which Sublessor has an interest then as to any of said transactions Sublessor shall pay to Broker a fee in cash in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing Sublessor's obligatilon under this Paragraph 10.2 is limited to a transactton in which Sublessor is acting as a sublessor, lessor or seller.

   10.3 Master Lessor agrees by its consent to this Sublease, that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease or any option or right substantially similar thereto either to extend the Master Lease, to renew the Master Lease to purchase the Premises or any part thereof, or to lease or purchase adjacent properly which Master Lessor may own or in which Master Lessor has an interest or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises any part thereof, or any adjacent property which Matter Lessor owns or in which it has an interest, then as to any of said transactions Master Lessor shall pay to Broker a fee in cash in accordance wih the schedule of Broker in effect at the time of its consent to this Sublease.

   10.4 Any fees due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew as to any extension or renewal upon the execution of any new lease as to a new lease transaction or the exercise of a right of first refusal to lease: or at the close of escrow as the exercise of any option to purchase or other sale transaction.

   10.5 Any transferee of Sublessor's interest in this Sublease or of Master Lessor's interest in the Master Lease by accepting an assignment thereof shall be deemed to have the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Brokfer shall be deemed to be a third-party beneficiary of this paragraph 10.

11. Attorney's fees. If any party or the broker named herein brings an action to enforce the terms hereof or to declare rights hereunder the prevailing party in any such action on trial and appeal shall be entitled to his reasonable attorney's fees to be paid by losing party as fixed by the Court. The provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder.

12. Additional Provisions [If there are no additional provisions draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.]

1. Subleasee shall have the right to renew the lease for an additional twelve
(12) month period. The lease rate for the option term shall increase by $.01 on the thirteenth month. All other terms and conditions shall remain the same. Sublease must give Sublessor ninety (90) days' written notice in order to exercise this option. The new monthly rent rate will be $10,138.50.

2. All Tenant Improvements are subject to Sublessor and Landlord approval. All Tenant Improvements shall be done at Sublessee's expense.

3. Premises have one dock high door and one man door accessed by stairs.

4. Tenant Improvements: Tenant may construct the following tenant improvements at Tenant's sole cost and expense:

   a. Construct a demising wall between the Premises in the adjacent warehouse space;
   b.  Separate utilities for the Premises and the adjacent warehouse space;
   c.  Construct a r-stroom with the Premises; and
   d.  Install racking within the Premises.

5. Parking: Tenant shall be granted the use of 18 unreserved parking spaces. Sublessor reserves the right to park trailers in areas designated and approved by Master Lessor in its sole discretion.

If this Sublease has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Sublease or the transaction relating thereto.


Executed at San Diego                           General Textiles
on June 27, 1997                                By: /s/ Jim Baker
address 4000 Ruffin Road                            ---------------------
San Diego, CA 92123                                 Jim Baker

                                              "Sublessor" (Corporate Seal)

Executed at San Diego                           Fotoball USA, Inc.
on June 27, 1997                                By: /s/ David G. Forster
address 3738 Ruffin Road                            ---------------------
San Diego, CA 92123                                 David G. Forster

                                              "Sublessee" (Corporate Seal)

Executed at Glendale                            Ruffin San Diego Corporation
on June 27, 1997                                By: /s/
address 700 North Brand Boulevard                   ---------------
Ste. 300 Glendale, CA 92103